UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 28, 2004

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida	0-22908	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida 33431

(Address of Principal Executive Office) (Zip Code)

(561) 998-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

The Registrant, Hollywood Media Corp. (“Hollywood Media”), reports that in connection with the consummation of an agreement previously reported in Hollywood Media’s Form 8-K report filed on September 1, 2004, on September 28, 2004 Hollywood Media issued an aggregate of 1,012,039 shares of common stock upon conversion of one of its 6% Convertible Debentures (“Debentures”) having a $3.0 million principal amount at a conversion price of $3.05 per share and in payment of interest on such converted Debenture.

In connection with the consummation of an agreement previously reported in Hollywood Media’s Form 8-K report filed on September 1, 2004, on September 30, 2004 Hollywood Media issued an aggregate of 66,579 shares of common stock upon conversion of a Debenture having a $200,000 principal amount at a conversion price of $3.05 per share and in payment of interest on such converted Debenture.

Following the conversions described above, the total principal amount of the one remaining outstanding Debenture is $1.0 million. This outstanding Debenture was amended pursuant to an agreement entered into on September 30, 2004 between Hollywood Media and the holder. Pursuant to such amendment, the maturity date of the Debenture was extended from May 22, 2005 to May 22, 2006, the conversion price of the Debenture was reduced from $3.30 per share to $3.20 per share of Hollywood Media’s common stock, and several restrictive covenants applicable to Hollywood Media were cancelled and are no longer in effect. The terminated covenants included limitations on Hollywood Media relating to stock repurchases, payment of dividends, and certain acquisitions and indebtedness. The holder of this Debenture is Portside Growth & Opportunity Fund Ltd.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02

Unregistered Sales of Equity Securities.

Item 1.01 of this Form 8-K above is hereby incorporated by reference into this Item 3.02 with respect to the issuances of equity securities and agreements to issue equity securities described therein, which issuances were made by Hollywood Media in transactions not registered under the Securities Act of 1933.

The securities described above were issued without registration under the Securities Act of 1933 by reason of the exemption from registration afforded by the provisions of Section 4 (2) thereof and/or Regulation D thereunder, based upon investment representations to Hollywood Media relating thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

Date: October 1, 2004	By:	/s/ MITCHELL RUBENSTEIN
Mitchell Rubenstein Chief Executive Officer

3